UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of April 1, 2016, Gregory J. Heinlein resigned as Executive Vice President and Chief Financial Officer of Nuverra Environmental Solutions, Inc. (the “Company”) to pursue other professional opportunities. The resignation was not a result of any disagreement with the Company, the Company’s management, or the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

In connection with Mr. Heinlein’s departure, the Company has agreed to vest certain equity grants made at the time Mr. Heinlein joined the Company, which consist of 13,333 restricted stock units and options to purchase 20,000 shares of common stock at an exercise price of $3.44 per share. No additional severance payments or other compensation will be paid to Mr. Heinlein in connection with his departure.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2016, the Company issued a press release announcing Mr. Heinlein’s resignation, a copy of which is attached hereto as Exhibit 99.1. The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 1, 2016	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 1, 2016